Exhibit 99.1

RING ENERGY ANNOUNCES ISSUANCE OF 2023 SUSTAINABILITY REPORT

The Woodlands, TX – December 28, 2023 – Ring Energy, Inc. (NYSE American: REI) (“Ring” or the “Company”) today announced that it has issued its 2023 Sustainability Report (the “2023 Report”), which is available on the Company’s website at www.ringenergy.com under the “Sustainability” tab.

The report provides updated and comprehensive information about Ring’s Environmental, Social and Governance (“ESG”) initiatives and related key performance indicators. In the creation of the document, the Company primarily consulted the Sustainability Accounting Standards Board’s (“SASB”) Oil and Gas Exploration and Production Sustainability Accounting Standard and the Global Sustainability Standards Board’s Global Reporting Initiative (“GRI”) and associated Oil & Gas Sector Standards. In addition, the Company considered the recommendations of the Task Force on Climate-related Financial Disclosures (“TCFD”), the Sustainable Development Goals (“SDGs”) promulgated by the United Nations, and guidance from other industry frameworks and the various ESG ratings agencies, as appropriate.

During 2022 and into 2023, the Company has executed a number of its targeted ESG initiatives, and these projects are discussed in the 2023 Report. This includes the Company’s:
•Thorough review and related capital investment in industry-leading technologies designed to reduce emissions across its operations;
•Continued and important progress on its targeted TARGET ZERO-365 program focused on health, safety and environmental excellence;
•Pro-active outreach to the Company’s top shareholders concerning say-on-pay and other governance matters, as well as other ESG topics that were of interest to investors;
◦The Company appreciated the feedback and incorporated recommendations in the development of the 2023 Report;
•Introduction of reporting Greenhouse Gas (“GHG”) emissions intensity metrics; and

•Expanded the Company’s ESG reporting frameworks to now include GRI’s global and oil and gas sector standards.

Paul D. McKinney, Chairman of the Board and Chief Executive Officer, commented, “We are pleased to release our 2023 Sustainability Report, which provides an update on our ESG performance and continued efforts to enhance the long-term sustainability of our business. During 2022 and 2023, we continued to make substantial progress planning and executing our sustainability initiatives. This includes significant capital investment in further enhancement of our GHG and other air emissions reduction efforts and the continued advancement of our TARGET ZERO-365 program focused on building an HSE culture that empowers employees and contractors to naturally achieve an incident free environment. In addition, we expanded our disclosure of important ESG metrics and relevant reporting frameworks.”

Mr. McKinney continued, “Further enhancing our long-term sustainability from the release of our last sustainability report, we followed the transformative acquisition of Stronghold Energy's assets in 2022 by further consolidating our core position in the Central Basin Platform – or CBP – via the immediately accretive acquisition of the assets of privately held Founders Oil & Gas IV, LLC (“Founders”), which closed in August 2023. The acquired Founders operations in the CBP are located in Ector County, Texas – near our existing CBP operations – and focused on the development of approximately 3,600 net leasehold acres that are 100% operated with an average 99% working interest, and 100% held by production. During the third quarter of 2023, these two acquisitions helped Ring to generate record financial performance. We continue to believe a financially sustainable company depends on having a corporate culture that strives for continuous improvement in environmental, operational and safety performance, and governance-related matters. We are confident our 2023 Report showcases our progress on these important fronts.”

About Ring Energy, Inc.
Ring Energy, Inc. is an oil and gas exploration, development, and production company with current operations focused on the development of its Permian Basin assets. For additional information, please visit www.ringenergy.com.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements involve a wide variety of risks and uncertainties, and include, without limitation, statements with respect to the Company’s strategy and prospects. The forward-looking statements include statements about the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the Company; plans and objectives of management for future operations; and the Company’s goals and expectations regarding emissions, safety performance and other ESG matters. Forward-looking statements are based on current expectations and assumptions and analyses made by Ring and its management in light of their experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to level of indebtedness and periodic redeterminations of the borrowing base and interest rates under the Company’s credit facility; Ring’s ability to generate sufficient cash flows from operations to meet the internally funded portion of its capital expenditures budget; the impacts of hedging on results of operations; and Ring’s ability to replace oil and natural gas reserves. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including its Form 10-K for the fiscal year ended December 31, 2022, and its other SEC filings. Ring undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Contact Information
Al Petrie Advisors
Al Petrie, Senior Partner
Phone: 281-975-2146
Email: apetrie@ringenergy.com
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